AMENDMENT 1 TO EMPLOYMENT AGREEMENT

                                     PARTIES

     This Amendment 1 to Employment Agreement (this "Amendment") dated as of August 29, 2002 is entered into by and between Telaxis Communications Corporation, a Massachusetts corporation having its principal place of business at 20 Industrial Drive East, South Deerfield, Massachusetts 01373 (the "Company") and David L. Renauld, an individual with an address at 133 Turkey Hill Road, Florence, Massachusetts 01062 (hereinafter called "Employee").

                                    RECITALS

     A. The Company and Employee are parties to an Employment Agreement, dated as of December 20, 2000 (the "Agreement"). Capitalized terms used in this Amendment without definition have the meanings given to those terms in the Agreement.

     B. The parties desire to make certain changes to the Agreement.

                               TERMS OF AMENDMENT

     NOW, THEREFORE, in consideration of the mutual covenants and conditions contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

     1. The third sentence of Section 2 of the Agreement is hereby amended by replacing the current text of that sentence in its entirety with the following:

     The employment period described above is subject to earlier termination pursuant to Section 3.6, 3.7.2, 4 or 5.

     2. Section 3.7.1 of the Agreement is hereby amended by replacing the current text of that section in its entirety with the following:

          Termination By Company. In the event the Company terminates Employee's
          -----------------------
          employment under this Agreement pursuant to Section 5, the Company shall provide to Employee, in exchange for a release (in a form consistent with past practice of the Company) as to any and all claims Employee may have against the Company (which release, however, shall not release any claims relating to indemnification, contribution or insurance coverage), the Severance Benefits for (a) an eleven (11) month period after termination if termination shall occur (i) at any time prior to any Change in Control, (ii) after any Approved Change in Control, or (iii) more than one (1) year after an Unapproved Change in Control, or (b) a twenty-four (24) month period after termination if termination shall occur within one (1) year after an Unapproved Change in Control.

     3. Section 3.7.2 of the Agreement is hereby amended by replacing the current text of that section in its entirety with the following:

          Termination by Employee For Good Reason. After a Change in Control and
          ----------------------------------------
          provided Employee has Good Reason, Employee may terminate his employment under this Agreement upon fifteen (15) days written notice to the Company and the Company shall provide to Employee, in exchange for a release (in a form consistent with past practice of the Company) as to any and all claims Employee may have against the Company (which release, however, shall not release any claims relating to indemnification, contribution or insurance coverage), the Severance Benefits for an eleven (11) month period.

     4. Section 3.7.3(c) of the Agreement is hereby amended by replacing the current text of that section in its entirety with the following:

          "Severance Benefits" shall mean Employee's base salary (for the applicable severance period) at the highest level in effect during the 90-day period immediately preceding the date of termination, payable in full on the last day of the Employment Period, less required payroll deductions.

     5. On the last day of the Employment Period, the Company shall pay Employee (using Employee's base salary at the highest level in effect during the 90-day period immediately preceding the date of termination) for all unpaid vacation days Employee shall have accrued through the last day of the Employment Period, less any required payroll deductions.

     6. To the extent Employee is not fully vested on the last day of the Employment Period, the Company shall immediately take all actions necessary and appropriate to accelerate the vesting of Employee relating to the Company's 401(k) plan or, if the Company's 401(k) plan does not permit such acceleration, provide equivalent cash compensation to Employee.

     7. Employee agrees to provide consultation and advice to the Company at mutually acceptable times and locations for a period of up to three (3) months following termination of employment, but in no event shall Employee be required to provide consultation or advice to the extent that it interferes with any new employment he has.

     8. Each of the parties agrees to execute, acknowledge, deliver and perform, or cause to be executed, acknowledged, delivered and performed, at any time, or from time to time, as the case may be, all such further acts, deeds, assignments, transfers, conveyances, powers of attorney and assurances as may be necessary or proper to carry out the provisions or intent of this Amendment.

     9. Except as specifically amended by this Amendment, the Agreement shall remain in full force and effect.



                            [SIGNATURE PAGE FOLLOWS]

                                    EXECUTION

     The parties executed this Amendment as a sealed instrument as of the date first above written, whereupon it became binding in accordance with its terms.


                                         TELAXIS COMMUNICATIONS CORPORATION



                                         By:  /s/ John L. Youngblood
                                         ---------------------------
                                         Name:  John L. Youngblood
                                         Title:  President and CEO



                                         /s/ David L. Renauld
                                         -----------------------
                                         Name:  David L. Renauld




                                       3